The Talbots, Inc.

                          2000 Telephone Voting Script

                   Toll Free: 1-877-PRX-VOTE or 1-877-779-8683




1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.


2. Enter the Voter Control Number as it appears on the card followed by the pound sign.


3.       One moment please while we verify your information.


4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.


5.       The company that you are voting is Talbots.


6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.


7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

                  If 1, go back to PLAYBACK.
                  If 2, go to 8.


8. Item #1. To vote for all nominees, press 1. To withhold from all nominees, press 2. To withhold from individual nominees, press 3.

                  If 1, go to 9.
                  If 2, go to 9.
                  If 3, go to DIRECTOR EXCEPTION.

         DIRECTOR EXCEPTION

         Enter the 2-digit number next to the nominee from whom you would like to withhold your vote, followed by the pound key. Or if you have completed voting on directors, press the pound key again.

                  If pound key entered twice, go to the next item. If valid nominee number, go to NEXT NOMINEE.

         NEXT NOMINEE

         To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors, press the pound key again.

                  If pound key entered twice, go to the next item. If valid nominee number, go to NEXT NOMINEE.

         INVALID NOMINEE NUMBER

         You have entered an invalid nominee number.
                  {Go to NEXT NOMINEE.}


9.       Item #2.  To vote for, press 1; against, press 2; abstain, press 3.

                  If 1, go to 10.
                  If 2, go to 10.
                  If 3, go to 10.


10.      Item #3.  To vote for, press 1; against, press 2; abstain, press 3.

                  If 1, go to 11.
                  If 2, go to 11.
                  If 3, go to 11.


11.      Item #4.  To vote for, press 1; against, press 2; abstain, press 3.

                  If 1, go to 12.
                  If 2, go to 12.
                  If 3, go to 12.


12.      If you would like to attend the annual meeting,  press 1. If not, press
         2.

                  If 1, go to 13.
                  If 2, go to 13.

13. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.

                  If 1, go to 14.
                  If 2, go to 14.

14.      You have cast your vote as follows:

                  PLAYBACK {Playback the appropriate vote for this proxy card.}


                  DEFAULT PLAYBACK

                  You have voted in the manner recommended by the Board of Directors.

                  DIRECTOR PROPOSAL PLAYBACK

                  VOTED FOR ALL NOMINEES: Item #. You have voted for all nominees.

                  WITHHOLD FROM ALL NOMINEES: Item #. You have voted to withhold your vote from all nominees.

                  WITHHOLD FROM INDIVIDUAL NOMINEES: Item #. You have voted for all nominees except for the following nominee numbers.

                  FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK: Item # {For | Against | Abstain}


15.      To confirm your vote, press 1.  To cancel your vote, press 2.

                  If 1, go to 17.
                  If 2, go to 16.

16.      Your vote has been cancelled.  If you wish to vote another card,  press
         1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.


17. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.


                  INVALID CONTROL NUMBERS

                  We are unable to authenticate the information that you entered.


                  NO KEY PRESSED

                  Go to the same item (repeat three times); otherwise, go to Error.


                  INVALID NUMBER

                  Go to the same item (repeat three times); otherwise, go to Error.


                  ERROR

                  We are unable to process your request at this time. Thank you for calling. {Call ends.}